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                                                                   EXHIBIT 10.33

EQUIFAX



                                 June 24, 1996

                          INFORMATION PRODUCTS AGREE

                                    between

                             EQUIFAX SERVICES INC.

                                      and

                              INTEGON CORPORATION

THIS INFORMATION PRODUCTS AGREEMENT ("Agreement") is made and entered into by and between Equifax Services Inc., ("Equifax"), with an address for the purposes of this Agreement at 1600 Peachtree Street, N.W. Atlanta, Georgia 30309, and Integon Corporation, ("Customer"), with an address for the purposes of this Agreement at 500 West Fifth Street, Winston-Salem, North Carolina 27152.

WITNESSETH:

WHEREAS, Customer is in the business of underwriting property and casualty insurance policies; and,


WHEREAS, in order for Customer to underwrite such policies Customer requires the use of certain information relative to individual's previous insurance claims information and motor operators data; and,

WHEREAS, Equifax has compiled databases of such claims information, motor operators data and obtains motor operator data from the state Department of Motor Vehicles, and is willing to provide them to Customer for the fees set forth herein;

NOW THEREFOR, in consideration for the mutual convenants contained herein, the parties do hereby agree as follows:

1.  PRODUCT DESCRIPTIONS:

Equifax will furnish Customer with the following named, and individually described information products, systems, and services. Certain Products and Services offered by Equifax under this Agreement may be governed by the terms and conditions of other collateral agreements.

A . COMPREHENSIVE LOSS UNDERWRITING EXCHANGE (C.L.U.E.):

1. C.L.U.E. Auto-Equifax will provide Customer with automobile claims history information from its C.L.U.E. personal automobile claims repository in a manner described in Section II herein. These claims contain information such as dollar amounts of losses by claim type, age of loss, carrier, policyholder, driver and vehicle identification information. C.L.U.E. information is based on claims information which has been provided to Equifax by insurance carriers.

 EQUIFAX

B. Motor Vehicle Records (MVRs):

1. Equifax will order and return MVRs from certain states to Customer, as requested by Customer. Equifax will analyze all MVR orders to ensure that they conform to the input requirements of the various state Motor Vechicle Department's ("MVD") Systems. Each MVR order will fall into one of three categories:

          (a) MVR orders which do not conform to the requirements of a specific states' MVD system are considered rejected and are subject to a surcharge fee. Surcharge is the fee Equifax charges to process the MVR order.

          (b) MVR orders meeting input requirements, but which are not found by the state MVD are considered No-Hits ("No-Hits"). Customer will receive MVRs that are "No-Hits" as "No-Hits" are subject to registry charges in certain states and surcharge fees for all states. Registry is the fee imposed by the state MVD to obtain a motor vehicle report.

                  The states which currently do not impose a registry charge on "No-Hits" are: Alaska, Iowa, Mississippi, North Carolina, South Carolina, Utah, and Washington.

                  Equifax will apply a credit on Customer's invoice for the number of "No-Hits" for each state which does not impose a registry charge.

          (c) MVR orders meeting input requirements, and for which an MVR is obtained, are considered Hits ("Hits") and are subject to both registry and surcharge fees.

2. Standard Violation code ("SVC"): MVR abstracts will contain Equifax's SVC if Customer elects this feature. Customer Specific Codes ("CSCs") can be provided if desired by Customer, but must be based on a correlation to the SVC.

3. Driver History Database: Where the state allows, Equifax saves MVR information as it flows through our systems. We store the driver information in a database and provide customer access to it at a cost less than the state registry.

II. SYSTEM DESCRIPTIONS:

A.  Ordering System:

A communication session will be established with Customer's central data center at a predetermined, mutually agreed upon schedule, on a daily basis, and Customer will transmit to Equifax the appropriate product orders in mutually agreed upon formats. Micro 6X locations will call into the Equifax Network as necessary.

B. Return System:

Equifax will return information reports to Customer in electronic formats to be mutually agreed upon by the parties. These reports will be batch transmitted electronically to Customer's cental data center on a daily basis at a predetermined, mutually agreed upon schedule, or if applicable, returned, via the mail, or to Customer on a magnetic tape/cartridge. It shall be Customer's responsibility to distribute all information reports to its appropriate field office.


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C. MOTOR VEHICLE RECORDS:

MVRs from states with data processing capabilities, ("Tape-Out States"), will be batch transmitted as described in B above. MVRs from states not having data processing capabilities, ("Paper-Out States"), will be mailed in paper format to the appropriate Customer location. Equifax will be responsible for mailing costs associated with delivering MVRs from "Paper-Out States".

III. PRODUCT PRICING:

Pricing is based on Customer's purchase from Equifax eighty five percent (85%) of its need for the types of products listed below, except Motor Vehicle Records
(MVR) from those states where Customer purchases online MVR services from the state.

A. COMPREHENSIVE LOSS UNDERWRITING EXCHANGE (C.L.U.E.):

1.   C.L.U.E. Auto - Rates are per inquiry:

                      1996        1997         1997         1998
                      7/1 THRU    1/1 THRU     7/1 THRU     1/1 THRU
                      12/31       6/30         12/31        6/30
                      -----       -----        -----        -----
     Household        $2.15       $1.90        $1.80        $1.80
     Household Plus   $1.50       $1.50        $1.50        $1.50

B. MOTOR VEHICLE RECORDS (MVR):

Customer will be billed a surcharge rate of $0.10 per MVR order for all states except, Alaska which will be billed at the rate of $1.00. Massachusetts and Hawaii will be at the published survey rates.

Online MVRs will be billed at a rate of -- Surcharge + $0.30 if PC ordered, or surcharge plus $0.10 if Mainframe leased line on Advantis at Customer cost.

In addition, Customer will be billed for state registry fees and applicable state taxes.

IV. OTHER PRICING PROVISIONS:

A. All rates quoted are exclusive of any taxes impose or that may be imposed by the various states.

B. If Customer elects to use the Equifax-maintained, Minnesota MVR Database, there is no charge for State Registry. An additional $0.10 is added for each named driver when this service is used. This surcharge is subject to change in any amount, with thirty (30) day notice.

C. If Customer elects to use electronic return of Hawaii MVRs, there is an add-on charge of $0.50 in addition to the Customer's MVR surcharge rate. This add-on charge is subject to change with thirty (30) day notice.

D. The registry fees on automated MVRs from Canadian Provinces will be billed as the Province fee plus $0.45 (United States dollars).
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E. The Equifax West Virginia Database allows customers to identify drivers with or without violation activity. The system will identify drivers in the database with violation and automatically order an MVR. On those drivers with NO violation activity, Equifax will return a "clear" MVR from the database file at a cost less than state registry.

If Customer elects to use the Equifax-maintained, West Virginia Database, there is no charge for State Registry on "clear" MVRs. An additional $3.00 fee is added when the resultant report is clear. This database fee is subject to change in any amount, with thirty (30) days notice. On non-clear reports, customer is billed only the surcharge rate plus state registry.

F. If Customer elects to use the Equifax Driver History Database, customer will be billed as follows:

   Age of Data                  Report Charge
    0-30 Days                   50% of State Registry plus MVR Surcharge*
   31-60 Days                   50% of State Registry plus MVR Surcharge*
   61-90 Days                   50% of State Registry plus MVR Surcharge*
   91-120 Days                  35% of State Registry plus MVR Surcharge*

* Refer to Section III.B of this agreement for the MVR Surcharge amount. Percentage of State Registry is based on registry fees as of 5/1/93.

Excluding MVR Surcharge, Report Charge is subject to change in any amount with thirty (30) days notice.

State Availability is subject to change without notice.

G. If Customer elects to use Equifax Duplicate Check system, there is a search fee of $0.10 on each duplicate abstract found. This search fee is in addition to the Customer's MVR surcharge rate.

H. If Customer elects to use the automated SR 22/26 feature, the charge is $0.50 if MVRs are processed through Equifax. The charge is $1.00 if Customer obtains MVRs from another source. This service is now available in the states of California and Ohio.

I. Customer will be billed an MVR surcharge rate of $1.75 for each MVR ordered through the Equifax Iowa Laptop Service. This is in addition to the state registry fee.

J. The Equifax California Prescreen Database allows customers to identify drivers with or without violation activity during the past 6 or 12 months. The system will identify drivers in the database with a violation and automatically order an MVR. On those drivers with NO violation activity, Equifax will return a "clear" MVR from the database file at a cost less than state registry via an indicator in the order record. Equifax will read the database for either a 6 month or 12 month period.

If Customer elects to use the Equifax-maintained, California Prescreen Database, there is no charge for the State Registry on "clear" MVRs. An additional $0.35 fee is added when the resultant report is clear. This database fee is subject to change in any amount, with thirty (30) day notice. On "non-clear" reports, Customer is billed only the current surcharge rate plus state registry.


                                  Page 4 of 7


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EQUIFAX

K. The Equifax South Carolina Prescreen Database allows customers to identify drivers with or without violation activity during the past 6 or 12 months. The system will identify drivers in the database with a violation and automatically order an MVR. On those drivers with NO violation activity, Equifax will return a "clear" MVR from the database file at a cost less than state registry via an indicator in the order record. Equifax will read the database for either a 6 month or 12 month period.

If Customer elects to use the Equifax-maintained, South Carolina Prescreen Database, there is no charge for the State Registry on "clear" MVRs. On "non-clear" reports, Customer is billed only the current surcharge rate plus state registry.

L. The Equifax New Hampshire File allows customers to identify drivers with or without convictions over the past 6, 12 or 60 months. The system will identify drivers in the file with a conviction and automatically order an MVR. On those drivers with NO convictions, Equifax will return a "clear" MVR from the activity file at a cost less than state registry.

If Customer elects to use the Equifax-maintained, New Hampshire Activity File, there is no charge for the State Registry on "clear" MVRs. An additional $1.00 plus Customer MVR Surcharge fee is added when the resultant report is clear on a 6 month search. An additional $2.00 plus Customer MVR Surcharge fee is added when the resultant report is clear on a 12 month search. An additional $4.00 plus Customer MVR Surcharge fee is added when the resultant report is clear on a 36 month search. This fee is subject to change in any amount, with thirty (30) day notice. On "non-clear" reports, Customer is billed only the current surcharge rate plus state registry.

V. PERFORMANCE GUARANTEE:

Should C.L.U.E., or MVRs ordered hereunder not be delivered to Customer within twenty-four (24) hours following the agreed upon return schedule, Equifax shall refund its product rates for surcharge only on C.L.U.E., or MVR exceeding this time frame. This guarantee does not apply to any delays in service caused by factors not solely within Equifax's control, including, but not limited to, natural disasters, state system problems and utility interruptions. Should Customer request such refunds they will contact their Equifax Account Executive within fifteen (15) days of such performance occurrence.

VI. BILLING/INVOICING

Equifax shall furnish Customer with a monthly billing statement by account number (each entity within Customer's locations may have single or multiple accounts), which is due and payable upon receipt. Statement becomes delinquent thirty (30) days from date of receipt. Interest shall accrue on any unpaid balances at a rate of 1.5% per month. Should Customer have any billing discrepancies they will contact their Equifax Account Executive immediately.

VII. FAIR INFORMATION PRACTICES:

A. If customer uses information provided by Equifax to rate or declare an applicant/policyholder, not qualified for coverage, Customer will notify, in writing, said applicant/policyholder, specifying the Equifax information (product(s) that influenced this decision. Further, Customer will provide applicant/policyholder Equifax's address and toll free national telephone number such that Equifax can make full disclosure of any information reported or held by Equifax on said applicant/policyholder.

                                  Page 5 or 7
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EQUIFAX


VIII. TERM/TERMINATION:

A. The term of this agreement is for two (2) years. This agreement shall become effective on the first day of the month following execution by Equifax and shall expire on June 30, 1998.

Either party may terminate this Agreement in the event of a material breach or default of the other party's obligations hereunder. Such termination shall be effective sixty (60) days after the terminating party sends written notification to the party said to be in breach or default. Such termination shall not take place if the party said to be in breach or default cures the specified breach or default before the end of such sixty (60) day period.

IX. CONFIDENTIALITY:

A. Because Customer and Equifax will be participating in mutual discussions relating to plans, products, or services which may require disclosure of information considered by either party to be confidential, proprietary, and/or a trade secret (hereinafter, "Information"), including pricing agreements related to the service, each party mutually agrees to keep such Information strictly confidential. The above-mentioned Information shall mean all Information specifically identified prior to disclosure as being confidential, proprietary, except such information as may: (1) have been already known by the party receiving the Information; (2) be publicly revealed by the party originally disclosing such Information; (3) become generally known in the trade or industry through no fault of the party receiving the Information; or (4) be independently developed by Party receiving the Information.

B. The parties agree to keep all such Information confidential and in trust for each other for as long as the Information remains competitively sensitive or advantageous to the party who originally disclosed such Information to any person, except as may be expressly authorized by this Agreement or in writing by the party who originally disclosed such Information.

C. Each party shall make use of such Information only for the purpose(s) for which it was disclosed and shall disclose such Information only to those of its employees who have a need to know in order to accomplish the purpose(s) of this Agreement. Upon termination of this Agreement, each Party shall return to the other Party all manuals, instructional materials, and reports of a general nature regarding the services provided hereunder.

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EQUIFAX


X. GENERAL:

A. This Agreement shall not be modified in any way, except in writing executed by an authorized representative of the parties.

B. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

C. This Agreement shall not be assignable by either party without the prior written consent of the other party, and any attempt to assign any rights, duties or obligations hereunder without such consent shall be void.

D. This offer expires on July 15, 1996 unless signed by Customer and Equifax.

ACCEPTED AND AGREED TO:                        ACCEPTED AND AGREED TO:

EQUIFAX SERVICES INC.                              INTEGON CORPORATION

By: /s/ David T. Lee                           By: /s/ Steven C. Andrews
    ----------------------------                   ---------------------------
Name: David T. Lee                             Name: Steven C. Andrews
      --------------------------                     -------------------------
Title: Vice President                          Title: Chief Operating Officer
      --------------------------                     -------------------------
Date: 7/10/96                                  Date: 7/9/96
      --------------------------                     -------------------------

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EQUIFAX


                                ADDENDUM TO THE

                        INFORMATION PRODUCTS AGREEMENT

                                    BETWEEN

                             EQUIFAX SERVICES INC.

                                      AND

                              INTEGON CORPORATION


THIS ADDENDUM TO THE INFORMATION PRODUCTS AGREEMENT ("Agreement") is made and entered into by and between Equifax Services Inc., ("Equifax"), with an address for the purposes of this Addendum at 1600 Peachtree Street, N.W. Atlanta, Georgia 30309, and Integon Corporation, ("Customer"), with an address for the purposes of this Addendum at 500 West Fifth Street, Winston-Salem, North Carolina 27152.

This Addendum is subject to the terms and conditions of the above mentioned Agreement.

The Agreement is hereby amended as follows:

Section I. PRODUCT DESCRIPTIONS, add a new paragraph C. National Credit File
(NCF):

        "C. NATIONAL CREDIT FILE (NCF):

        Equifax will provide Customer with credit history information from its national repository of consumer credit records. These reports will contain identification, employment, public record, collection, trade account activity, consumer statement and inquiry history information segments, as well as summary segment.

        1. Casualty Loss Score (CLS) - Optional scoring is available as an add-on service to NCF. The Casualty Loss Score and associated reason codes are designed to focus underwriting attention on credit reports which resemble those found to have statistically higher risks of claim frequency and unfavorable loss ratio over a one-year period."

                                  Page 1 of 2
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EQUIFAX

Section III. PRODUCT PRICING, add a new paragraph C, National Credit File
(NCF):

        "C. NATIONAL CREDIT FILE (NCF):

        Rates are per inquiry:

        NCF     $1.10 (per report ordered)
        CLS     $0.40 (per report scored)"

Rates will become effective on the first day of the month following execution by both parties.


ACCEPTED AND AGREED TO:                         ACCEPTED AND AGREED TO:

EQUIFAX SERVICES INC.                           INTEGON CORPORATION

By: /s/ David T. Lee                            By: /s/ Steven C. Andrews
    ---------------------                           ---------------------------
Name: David T. Lee                              Name: Steven C. Andrews
      -------------------                             -------------------------
Title: Vice President                           Title: Chief Operating Officer
      -------------------                             -------------------------
Date: 7/10/96                                   Date: 7/9/96
      -------------------                             -------------------------

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